STATE OF NEVADA

FRANCISCO V. AGUILAR
Secretary of State

RUBEN J. RODRIGUEZ
Deputy Secretary for Southern Nevada

2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2452

OFFICE OF THE
SECRETARY OF STATE

GABRIEL DI CHIARA
Chief Deputy Secretary of State

DEANNA L. REYNOLDS
Deputy Secretary for Commercial Recordings

401 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7141

Business Entity - Filing Acknowledgement

03/31/2025

Work Order Item Number: W2025033102811-4351538
Filing Number: 20254782890
Filing Type: Certificate Pursuant to NRS 78.209
Filing Date/Time: 3/31/2025 9:29:00 AM
Filing Page(s): 2

Indexed Entity Information:

Entity ID: E0212222008-4

Entity Name: HARTFORD CREATIVE GROUP, INC.

Entity Status: Active

Expiration Date: None

Commercial Registered Agent

NEVADA AGENCY AND TRANSFER COMPANY

50 West Liberty Street, Suite 880, Reno, NV 89501, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FRANCISCO V. AGUILAR
Secretary of State

Filed in the Office of	Business Number E0212222008-4
FVAguilar	Filing Number 20254782890
Secretary of State State Of Nevada	Filed On 3/31/2025 9:29:00 AM
	Number of Pages 1

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).
2. Indicate the current number of authorized shares and par value, if any, and each class or series before the change.
3. Indicate the number of authorized shares and par value, if any of each class or series after the change.
4. Indicate the change of the affected class or series of issued, if any, shares after the change in exchange for each issued share of the same class or series.
5. Indicate provisions, if any, regarding fractional shares that are affected by the change.
6. NRS required statement.
7. This section is optional. If an effective date and time is indicated the date must not be more than 90 days after the date on which the certificate is filed.
8. Must be signed by an Officer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State: HARTFORD CREATIVE GROUP, INC. Entity or Nevada Business Identification Number (NVID): NV20081144955
2. Current Authorized Shares:	The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change: 300,000,000 $0.001 PAR VALUE COMMON STOCK 5,000,000 $0.001 PAR VALUE PREFERRED STOCK
3. Authorized Shares After Change:	The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change: 75,000,000 $0.001 PAR VALUE COMMON STOCK 5,000,000 $0.001 PAR VALUE PREFERRED STOCK
4. Issuance:	The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series: one share of Common Stock for every four shares of Common Stock issued and outstanding immediately before the change
5. Provisions:	The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby: holders who would receive a fractional share shall receive an additional fraction of a share to increase any resulting fractional share to a full share
6. Provisions:	The required approval of the stockholders has been obtained.
7. Effective date and time: (Optional)	Date: Time: (must not be later than 90 days after the certificate is filed)
8. Signature: (Required)	X Sheng-yin Chang — Signature of Officer; CEO — Title; 03/28/2025 — Date

This form must be accompanied by appropriate fees.
If necessary, additional pages may be attached to this form.

STATE OF NEVADA

FRANCISCO V. AGUILAR
Secretary of State

RUBEN J. RODRIGUEZ
Deputy Secretary for Southern Nevada

2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2452

OFFICE OF THE
SECRETARY OF STATE

GABRIEL DI CHIARA
Chief Deputy Secretary of State

DEANNA L. REYNOLDS
Deputy Secretary for Commercial Recordings

401 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7141

NIKKI CHANDLER
6100 NEIL RD STE 500
Reno, NV 89511, USA

Work Order #: W2025033102811
March 31, 2025
Receipt Version: 1

Special Handling Instructions:

Submitter ID: 148012

Charges

Description	Fee Description	Filing Number	Filing Date/Time	Filing Status	Qty	Price	Amount
Certificate Pursuant to NRS 78.209	Fees	20254782890	3/31/2025 9:29:00 AM	Approved	1	$175.00	$175.00
Certificate Pursuant to NRS 78.209	Expedite Fee	20254782890	3/31/2025 9:29:00 AM	Approved	1	$125.00	$125.00
Total							$300.00

Payments

Type	Description	Payment Status	Amount
Credit Card	7434489480676803103710	Success	$300.00
Credit Card	Service Fee	Success	$7.50
Total			$307.50

Credit Balance: $0.00

NIKKI CHANDLER
6100 NEIL RD STE 500
Reno, NV 89511, USA